  EXHIBIT 10.1.2

SHARE EXCHANGE AGREEMENT

by and among

Alltemp, Inc.

(a Delaware corporation),

Digi Messaging & Advertising Inc.

(a Wyoming company)

and

the Shareholders of

Digi Messaging & Advertising Inc.

Dated as of December 3, 2021

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of December 3, 2021, by and among Alltemp, Inc., a Delaware corporation (“Alltemp”), Digi Messaging & Advertising Inc., a Wyoming Corporation (“Digi” or the “Company”), and the Shareholders of the Company (the“ Digi Shareholders”), upon the following premises:

Preliminary Statement

Alltemp is a publicly traded corporation quoted on OTCPink.

Alltemp desires to acquire 100% of the issued and outstanding shares of the Company from the Digi Shareholders in exchange for the issuance of 600,000 shares of the Series D Preferred Stock of Alltemp convertible into 600,000,000 shares of the common stock of Alltemp, to be delivered pursuant hereto, constituting approximately 73.7% of the total shares of common stock of Alltemp to be outstanding upon consummation of the exchange contemplated hereby, after giving effect to the conversion of the Series D Preferred Stock (collectively, the “Exchange Shares”) but before the cancellation of certain Alltemp shares described in the next sentence, and the Digi Shareholders are willing to exchange their shares of the Company in exchange for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”).Immediately following the closing of the Exchange Shares, certain stockholders of Alltemp (the “Transferor Stockholders”) will cancel an aggregate of 54,422,903 shares of Alltemp Common Stock (the “Cancelled Shares”) in exchange for the issuance to the Transferor Stockholders of all of the capital stock of CSES Group, Inc. (the “CSES Shares”) On the Closing Date (as defined in Section 4.02), the Company will become a wholly owned subsidiary of Alltemp.

The boards of directors of Alltemp and the Company have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their respective stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to Alltemp to consummate the Exchange, the Company represents and warrants that except as set forth in the schedules of exceptions to the representations of the Company annexed hereto (the “Company Schedules”) the following statements will be true and correct as of the Closing Date (as hereinafter defined):

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1.01 Organization. The Company is duly incorporated, validly existing, and in good standing under the laws of Wyoming and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. Prior to the Closing Date (as hereinafter defined) the Company will deliver to Alltemp complete and correct copies of the certificate of incorporation and by-laws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company’s certificate of incorporation or by-laws. The Company has taken all actions required by law, its certificate of incorporation or by-laws, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal capacity and prior to the Closing Date will have taken all action required by law, its certificate of incorporation or by-laws, and otherwise to consummate the transactions herein contemplated.

1.02 Power and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

1.03 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of the Company, and the Board of Directors has recommended that the Shareholders accept the Exchange. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

1.04 No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not violate any provision of the certificate of incorporation or by-laws of the Company; (ii) will not, with or without the giving or notice and the lapse of time, or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject; (iii) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company.

1.05 Issued and Outstanding Shares. The issued and outstanding shares of the Company are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

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1.07 Financial Statements.

(a) As soon as practicable after the Closing Date, the Company will deliver to Alltemp audited financial statements of the Company, together with the opinion with respect thereto of a recognized independent certified public accountant, together with such other unaudited interim financial statements as are necessary for Alltemp to file a Form 10 with the Securities and Exchange Commission (the “Company Financial Statements”). All Company Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present in all material respects the financial position, results of operations, cash flows and changes in Shareholders’ equity of the Company as of the dates and for the periods presented therein.

(b) The Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c) The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(d) The Company will have no liabilities (whether absolute, accrued, contingent, known or unknown or otherwise), claims, obligations or other liens, except for an aggregate principal amount of $306,080 in convertible notes.

1.08 Absence of Certain Changes or Events. Prior to the Closing Date:

(a) Except as otherwise contemplated herein, subsequent to the date hereof, the Company will not (i) amend any of its charter documents; (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to Shareholders or purchase or redeem, or agree to purchase or redeem, any of its shares; (iii) make any material change in its method of management, operation or accounting, (iv) enter into any other material transaction other than sales in the ordinary course of its business; or (v) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

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(b) The Company will not (i) grant or agree to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; or (iv) issue, deliver, or agree to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

1.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, which, after reasonable investigation, would result in the discovery of such a default.

1.10 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all statutes and regulations applicable to its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

1.11 Contracts.

(a) The Company has no material contracts. A “material” contract, is one which (i) will remain in effect for more than six (6) months after the date of this Agreement, (ii) involves aggregate obligations of at least one hundred thousand dollars ($100,000) and which cannot be terminated by the Company on notice of no more than thirty days at a cost of no more than $50,000; or (iii) without duplication any oral or written (a) contract for the employment of any officer or employee; (bi) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (ci) agreement, contract, or indenture relating to the borrowing of money, (id) guaranty of any obligation; (ei) collective bargaining agreement; or (f) agreement with any present or former officer or director of the Company, which, in each case cannot be terminated by the Company on notice of no more than thirty days at a cost of no more than $50,000.

1.12 Taxes. The Company has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or is properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of the Company except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with any taxing authority for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due that is currently in effect.

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1.13 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants, and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

1.14 No Brokers. The Company has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

1.15 Disclosure. All disclosure provided to Alltemp regarding the Company, its business and the transactions contemplated hereby, including the Company Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. In the event the Company Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

1.16 Intellectual Property; Privacy Laws. The Company has all right, title and interest in each item of Intellectual Property used in connection with the business of the Company. The Company’s use of any Intellectual Property does not infringe upon, violate, misappropriate or make unlawful use of any intellectual property or other rights of any third party, and the Company has not received any notice as to such infringement. The Intellectual Property used by the Company is all the Intellectual Property necessary to operate the business of the Company as presently conducted or proposed to be conducted. As used herein, Intellectual Property means the right to any patent, trademark, service mark, invention, copyright, software, code, trade secrets and know-how. The Company has materially complied with all applicable privacy laws.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE DIGI SHAREHOLDERS

The Digi Shareholders hereby represent and warrant, severally and solely, to Alltemp as follows.

2.01 Good Title. Each of the Shareholders is the record and beneficial owner, and has good title to the shares of the Company owned by such Shareholders (“Company Shares”), with the right and authority to sell and deliver such Company Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Alltemp as the new owner of such Company Shares in the share register of the Company, Alltemp will receive good title to such Company Shares, free and clear of all liens.

2.02 Power and Authority. Each of the Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform such Shareholder’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Shareholders, enforceable against the Shareholder in accordance with the terms hereof.

2.03 No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his, her or its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Shareholder and (c) will not violate or breach any contractual obligation to which the Shareholder is a party.

2.04 Acquisition of Exchange Shares for Investment.

(a) Each Shareholder is acquiring the Exchange Shares for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Shareholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Such Shareholder represents and warrants that such Shareholder (i) can bear the economic risk of such Shareholder’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the investment in Alltemp and its securities.

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(c) Each Shareholder understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) for transactions by an issuer not involving a public offering. Each Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(a)(2). Each Shareholder agrees to provide documentation to Alltemp prior to Closing as may be requested by Alltemp to confirm compliance with Regulation D and/or Section 4(a)(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d) Such Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Such Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Alltemp and its securities, and that all information required to be disclosed to such Shareholder under Regulation D has been furnished to such Shareholder by Alltemp. Each Shareholder acknowledges that he, she or it has been furnished all materials that he has requested relating to Alltemp and the issuance of the Exchange Shares hereunder, and that such Shareholder has been afforded the opportunity to ask questions of Alltemp’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Alltemp set forth in this Agreement, on which each of the Shareholders has relied in making an exchange of his, her or its Company Shares for the Exchange Shares.

(f) Such Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. Each Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless the conditions of Rule 144 are satisfied [including, without limitation, Alltemp’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)].

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(g) Such Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of such Shareholder under this Section 2.04 shall survive the Closing for the period set forth in Section 8.11.

2.05 No Brokers. Such Shareholder has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, nor has such Shareholder incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ALLTEMP

As an inducement to, and to obtain the reliance of the Company and the Digi Shareholders, except as set forth in the schedules of exceptions to the representations of Alltemp annexed hereto (the “Alltemp Schedules”), Alltemp represents and warrants, as of the date hereof and as of the Closing Date, as follows:

3.01 Organization. Alltemp is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Alltemp has made available to the Company or there has been available on EDGAR complete and correct copies of the certificate of incorporation and bylaws of Alltemp as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Alltemp’s certificate of incorporation or by-laws. Alltemp has taken all action required by law, its certificate of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement, and Alltemp has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

3.02 Capitalization.

(a) Alltemp’s authorized capitalization consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 214,077,980 shares are issued and outstanding, 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, of which none are issued and outstanding, and 600,000 shares, designated as Series D Preferred Stock have been authorized for issuance to the Shareholders as part of the Exchange Shares. Alltemp’s capitalization immediately before and after Closing is set forth in Schedule 3.02 hereof. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as disclosed in the SEC Reports (as defined in Section 3.04 below) and as contemplated hereof, as of the date hereof and the Closing Date, no shares of Alltemp’s common stock are or will be reserved for issuance upon the exercise of outstanding options to purchase the common stock; no shares of common stock are or will be reserved for issuance upon the exercise of outstanding warrants to purchase shares of Alltemp common stock; and no shares of common stock are or will be reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities except as otherwise contemplated by this Agreement. All outstanding shares of Alltemp common stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

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(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Alltemp, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement or as set forth in Alltemp Schedule 3.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Alltemp is a party or by which it is bound obligating Alltemp to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Alltemp or obligating Alltemp to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue shares of Alltemp common stock, except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 3.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Alltemp is a party or by which it is bound with respect to any equity security of any class of Alltemp, and there are no agreements to which Alltemp is a party, or which Alltemp has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

3.03 Subsidiaries and Predecessor Corporations. Except as disclosed in the SEC Reports (as defined below), Alltemp does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

3.04 Filings; Financial Statements.

(a) Alltemp has made available to the Company and the Shareholders, or there has been available on EDGAR, correct and complete copies of each report and registration statements filed by Alltemp with the SEC since 2013 (the “SEC Reports”), it being understood, however, that on April 16, 2018, the Company filed a Form 15 with the SEC and has not filed any SEC Reports since that date. Since October 3, 2018, Alltemp has filed reports with the OTC Markets under its Alternative Reporting System (the “OTC Reports” which together with the SEC reports shall be referred to herein as the “Reports”).

(b) Each set of financial statements in the Reports fairly presents in all material respects the financial position of Alltemp at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

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All of Alltemp’s assets are reflected on its financial statements, and, except as set forth in the Alltemp Schedules or the financial statements of Alltemp or the notes thereto, Alltemp has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

(c) Alltemp has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable; and

(d) The books and records, financial and otherwise, of Alltemp are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

3.05 Taxes. Alltemp has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of Alltemp except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Alltemp has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by Alltemp with respect to any tax returns. Alltemp has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. Alltemp has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. In the event the IRS or other relevant tax authorities require Alltemp to make additional filings, correct or amend previously filings, or make additional tax payments resulting from Alltemp’s operations prior the execution of this Agreement, then the current management of Alltemp, which shall include, but not be limited to the current CEO of Alltemp (“Alltemp Management”), shall be solely liable and responsible for complying with said requirement. Alltemp Management shall have 30 days to cure any such requirement as issued by the IRS or relevant tax authority starting from the date in which Alltemp receives written notice.

3.06 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Alltemp to arise, between the accountants, and lawyers formerly or presently employed by Alltemp and Alltemp is current with respect to any fees owed to its accountants and lawyers.

3.07 Options or Warrants. Except as set forth in the OTC Reports, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Alltemp.

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3.08 Absence of Certain Changes or Events. Since June 30, 2017 and except as set forth in the OTC Reports.

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Alltemp or (ii) any damage, destruction or loss to Alltemp (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Alltemp;

(b) Alltemp has not (i) amended its certificate of incorporation or by-laws, except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Alltemp; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) Alltemp has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Alltemp balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Alltemp; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) Alltemp has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Alltemp.

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3.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Alltemp, threatened against Alltemp, or affecting Alltemp or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Alltemp is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Contracts. Except as disclosed in the OTC Reports:

(a) Alltemp is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) Alltemp is not a party to or bound by, and the properties of Alltemp are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Alltemp is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Alltemp.

3.11 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Alltemp is a party or to which any of its assets, properties or operations are subject.

3.12 Compliance with Laws and Regulations. Alltemp has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

3.13 Approval of Agreement. The Board of Directors of Alltemp has authorized the execution and delivery of this Agreement by Alltemp and has approved this Agreement and the transactions contemplated hereby.

3.14 Material Transactions or Affiliations. Except as set forth in the OTC Reports, there exists no contract, agreement or arrangement between Alltemp and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Alltemp to own beneficially, 5% or more of the issued and outstanding common shares of Alltemp and which is to be performed in whole or in part after the date hereof or was entered. Neither any officer, director, nor 5% Shareholders of Alltemp has, or has had since inception of Alltemp, any known interest, direct or indirect, in any such transaction with Alltemp, which was material to the business of Alltemp. Alltemp has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

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3.15 Bank Accounts; Power of Attorney. Alltemp has provided the Company with a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Alltemp within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Alltemp, (b) all safe deposit boxes and other similar custodial arrangements maintained by Alltemp within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Alltemp or who are otherwise authorized to act on behalf of Alltemp with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

3.16 Valid Obligation. This Agreement and all agreements and other documents executed by Alltemp in connection herewith constitute the valid and binding obligation of Alltemp, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.17 Exchange Act Compliance. Alltemp filed a Form 15 on April 30, 2018 to terminate registration in accordance to Rule 12g-4(a)(2) of the Securities Exchange Act of 1934.

3.18 No Brokers. Alltemp has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Alltemp has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

3.19 Disclosure. All disclosure provided to the Shareholders regarding Alltemp, its business and the transactions contemplated hereby, including the Alltemp Disclosure Schedules to this Agreement, furnished by or on behalf of Alltemp with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Alltemp acknowledges and agrees that the Shareholders have not made, nor are the Shareholders making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. In the event the Alltemp Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

ARTICLE IV

PLAN OF EXCHANGE

4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Digi Shareholders, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of units of the Company set forth on Schedule 4.01 attached hereto, constituting all of the units of the Company held by such Digi Shareholder and, in the aggregate, 100% of the issued and outstanding units of the Company. In exchange for the transfer of such securities by the Shareholders, Alltemp shall issue to the Digi Shareholders, their affiliates or assigns, a total of 600,000 shares of Alltemp Series D Preferred Stock (the “Series D Preferred Shares”), each share of Series D Preferred Stock being convertible into 1,000 shares of Alltemp common stock and having the rights and preferences in the Certificate of Designation to be filed with the Secretary of State of the State of Delaware in accordance with Section 7.06 hereof, so that the Shareholders will upon conversion of the Alltemp Series D Preferred Stock, hold approximately 73.7% of the total shares of common stock of Alltemp to be outstanding upon consummation of the exchange contemplated hereby (the “Shareholder Percentage Ownership”) but prior to the cancellation of the Cancelled Shares. At the Closing Date, each of the Shareholders shall, on surrender of their certificate or certificates representing its Company Units to Alltemp or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares as set forth in Schedule 4.01 hereto. The Shareholders acknowledge that the distribution of Alltemp’s shares among them is not proportional to their holdings in the Company but has been determined by agreement among them and that those who are receiving more than their proportionate share are compensating those who are receiving less than their proportionate share.

4.02 Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on or before such date which is thirty (30) days from the execution of this Agreement, or such other date as the parties shall agree. Such Closing shall take place at a mutually agreeable time and place and be conditioned upon all of the conditions of the Exchange being met.

4.03 Closing Events. At the Closing, Alltemp, the Company and the Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

4.04 Termination. This Agreement may be terminated by the Board of Directors of the Company or Alltemp only in the event that the Company or Alltemp, as the case may be, does not meet the conditions precedent set forth in Articles VI and VII. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

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ARTICLE V

COVENANTS OF THE PARTIES

The parties hereby agree that:

5.01 Public Status. Alltemp shall make any and all required filings so that its Common Stock continues to be a publicly traded security for a period of at least 24 months from the Closing Date. Alltemp shall, to the best of its ability, take all action necessary to ensure that its Common Stock becomes quoted on the OTCQB or a substantially equivalent electronic trading system. As soon as practicable after the date hereof, Alltemp shall file a Form 10 with the SEC.

5.02 Public Announcements. Except as required by applicable law, Alltemp, the Company and the Shareholders shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

5.03 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relate to the consummation of the transactions contemplated by this Agreement.

5.04 Access to Information. Following the date hereof, until consummation of all transactions contemplated hereby, Alltemp shall give to the Company, its counsel, financial adviser, auditor and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of Alltemp as the Company and their representatives may reasonably request. Likewise, following the date hereof, until consummation of all transactions contemplated hereby, the Company shall give to Alltemp, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of the Company as Alltemp and its representatives may reasonably request.

5.05 Alltemp’s Business and the Company’s Business. Except for transactions contemplated by this Agreement, neither Alltemp nor the Company will, without the prior written consent of the other, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any capital stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

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5.06 Consents of Third Parties. Each of the parties will give any notices to third parties and will use its reasonable best efforts to obtain any third party consents, that the other parties reasonably may request in connection with this Agreement. Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

5.09 No Solicitations. From and after the date of this Agreement until the later of the Closing, sixty days after the date hereof or termination of this Agreement pursuant to Section 8.01, the Company will not, nor will it permit any of its officers, directors or agents acting on its behalf to: (a) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than Alltemp, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with the Company, relating to the acquisition, sale or transfer of any of the capital stock of the Company or any material part of the assets of the Company; (b) offer to sell or transfer any of the capital stock of the Company or any material part of the assets of the Company to any person other than Alltemp and/or other person(s) or entities who participate as investors or co-investors with Alltemp; or (c) disclose financial or other information relating to the company other than in the ordinary course of business to any person or entity other than Alltemp, Alltemp’ agents and representatives, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with Alltemp, except with the written consent of Alltemp. The Company acknowledges and agrees that the legal remedies available to Alltemp in the event the Company violates any of the foregoing covenants would be inadequate and that Alltemp shall be entitled to specific performance, injunctive relief and other equitable remedies in the event of any such violation. The Company will immediately notify Alltemp regarding any contact between the Company, any of its directors, officers, employees, agents or representatives and any other person regarding any offer, proposal or inquiry during this exclusivity period.

5.10 Audited Financial Statements. The Company shall deliver to Alltemp no later than sixty (60) days following the execution of this Agreement, the Financial Statements of the Company contemplated by Section 1.07 hereof.

5.11 Exchange of CSES Shares. The Parties shall insure that on or before the Closing all of the existing operations of Alltemp shall be in CSES including all operating assets (excluding any cash or cash equivalents) and liabilities relating to the operations of CSES. Immediately after the Closing, pursuant to a separate exchange agreement (the “CSES Exchange Agreement”) Alltemp shall issue to the Transferor Stockholder the CSES Shares without representation or warranty (except as to title) in exchange for the Cancelled Shares which upon such exchange shall be deemed to be redeemed and cancelled.

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ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF ALLTEMP

The obligations of Alltemp under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by the Company and the Shareholders shall be true and correct in all material respects as of the Closing Date as if made on such date. The Company and each Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Alltemp shall be furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Company since the date of this Agreement.

6.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

6.03 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

6.04 Other Items. Alltemp shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Alltemp may reasonably request.

6.05 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company, which would prevent the consummation of the transaction contemplated hereby.

6.06 Schedules and Other Information. The Company shall have delivered to Alltemp such books and records reasonably requested in connection with Alltemp’s due diligence investigation of the Company, and there shall have been no disclosure in any financial statements or any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of Alltemp does or may have a materially adverse effect on the value of the business of the Company or on its assets, properties or goodwill.

6.07 CSES Exchange Agreement. The CSES Exchange Agreement shall have been executed.

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ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE DIGI SHAREHOLDERS

The obligations of the Company and the Digi Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Alltemp shall be true and correct in all material respects as of the Closing Date as if made on such date. Alltemp shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Alltemp and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of Alltemp since the date of this Agreement.

7.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.03 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Alltemp after the Closing Date shall have been obtained.

7.04 Certificate of Designation. Alltemp shall have filed a Certificate of Designation with the Secretary of State of Delaware authorizing the issuance of the Series D Preferred Shares as contemplated by Section 4.01 and having such rights and privileges as are set forth in the form of Certificate of Designation agreed upon by the parties.

7.05 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against Alltemp, which would prevent the consummation of the transactions contemplated hereby.

7.06 Good Standing Certificate. Alltemp shall have delivered to the Company a certificate of good standing issued by the Secretary of the State of the State of Delaware, dated as of a date within ten (10) days prior to the Closing Date, certifying that Alltemp is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it with the State of Delaware to date and has paid all taxes reported as due thereon.

7.07 Board of Directors Resolutions. Alltemp shall have delivered to the Company a certificate signed by an officer of Alltemp certifying to the adoption by its Board of Directors of resolutions approving this Agreement, and the transactions contemplated hereby and thereby.

7.08 Officers and Directors. The officers and directors of Alltemp shall have resigned from such positions effective immediately prior to Closing and the Company’s designees for such positions shall have been duly appointed.

7.9 Other Items. The Company shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

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7.10 Schedules and Other Information. Alltemp shall have delivered to the Company the Alltemp Disclosure Schedules required hereunder, and other books and records reasonably requested in connection with the Company’s due diligence investigation of Alltemp, and there shall have been no disclosure in any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of the Company does or may have a materially adverse effect on the value of the business of Alltemp or on its assets, properties or goodwill.

ARTICLE VIII

TERMINATION AND INDEMNIFICATION

8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Alltemp and the Company;

(b) by either the Company or Alltemp if the Closing shall not have occurred on or before such date which is thirty (30) days from the date of the execution of this Agreement (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement which, in the case of the Company would include the failure of any Shareholder);

(c) by Alltemp if: (i) the Company or a Shareholder shall have failed to timely comply in any material respect with any of the other covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Company or the Shareholders contained in this Agreement shall have been materially false when made or on and as of the Closing Date; or

(d) by the Company if: (i) Alltemp shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of Alltemp contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, each of the parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other party’s business, operations and legal affairs, including any copies made of any such documents or information.

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8.03 Indemnification

(a) The Company and each Shareholder shall indemnify and hold Alltemp harmless, and shall reimburse Alltemp for, any loss, liability, claim, damage, expense, including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees (collectively, “Damages”), arising from or in connection with: (i) any inaccuracy in any of the representations and warranties of the Company and Shareholders contained herein or in any certificate delivered by the Company or a Shareholder pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Company or any Shareholder to perform or comply with any provision of this Agreement.

(b) Alltemp shall indemnify and hold the Shareholders harmless and shall reimburse the Shareholders for any Damages arising from: (i) any inaccuracy in any of the representations and warranties of Alltemp in this Agreement or in any certificate delivered by Alltemp pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by Alltemp to perform or comply with any provision of this Agreement.

8.4 Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action: (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause; (ii) no adverse effect on any other claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld); and (c) the indemnified party will reasonably cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within fifteen days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

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ARTICLE IX

MISCELLANEOUS

9.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in Palm Beach County, the United District Court for the Southern District of Florida. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the District Court of the United States located in Palm Beach County. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

9.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail, addressed as follows:

If to the Company or any Shareholder:

Digi Messaging & Advertising Inc.

5830 E 2nd ST, Suite 7000 #515

Casper, WY 82609

Attn: Edward C. DeFeudis, Chief Executive Officer

If to Alltemp:

Alltemp, Inc.

960 Westlake Boulevard

Suite 207

Westlake Village, CA 91361

Attention: Ben Hansel, Chief Executive Officer

with a copy (which shall not constitute notice) to:

TroyGould PC

1801 Century Park East

Suite 1600

Los Angeles, CA 90067-2367

Attention: David Ficksman, Esq.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

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9.03 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

9.04 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

9.05 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

9.06 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

9.07 Third Party Beneficiaries. This contract is strictly between Alltemp and the Company, and, except as specifically provided, no director, officer, stockholder (other than the Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

9.08 Expenses. Whether or not the Exchange is consummated, each of Alltemp and the Company will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

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9.09 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

9.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

9.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year except that the representation and warranty of the Shareholders in Section 2.01 as to the ownership of the Company Shares shall survive for the period equal to the applicable statute of limitations relating to said matter.

9.12 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

9.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Alltemp, Inc.

By:	/s/ Ben Hansel
Name:	Ben Hansel
Title:	Chief Executive Officer

Digi Messaging & Advertising Inc.

By:	/s/ Edward C. DeFeudis
Name:	Edward C. DeFeudis
Title:	Chief Executive Officer

Shareholders:

30103 South Lake Falls Lane Trust		Edward C. DeFeudis

	/s/ Noreen Bingham		/s/ Edward C. DeFeudis
Name:	Noreen Bingham	Name:	Edward C. DeFeudis
Title:	Shareholder	Title:	Shareholder

Karolus Maximus, Inc.		Brian Heckathorn

	/s/ Charles Bingham		/s/ Brian Heckathorne
Name:	Charles Bingham	Name:	Brian Heckathorne
Title:	Shareholder	Title:	Shareholder

BBB Group, LLC		Devin Coughlin

	/s/ Brendan Battles		/s/ Devin Coughlin
Name:	Brendan Battles	Name:	Devin Coughlin
Title:	Shareholder	Title:	Shareholder

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Schedule 3.02

Capitalization

	Pre-Exchange		Post-Exchange
Common Stock - Alltemp Stockholders	214,077,980	100%	159,655,077	21%
Series D Preferred Stock	-	-	600,000	79%
Fully Diluted Common Shares Outstanding	214,077,980	-	759,655,077	100%

*After the return of 31,961,250, 15,004,028 and 11,807,903 from Robert Davis, William J. Lopshire, and the William J. Lopshire Family Trust, respectively

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Schedule 4.01

Shareholders

		# of Shares in Alltemp Inc. after the Exchange
Name	# of Shares in Digi Prior to the Exchange	Series D Preferred Stock	Common Stock Fully-Diluted
1. Karolus Maximus, Inc.	2,250	67,500	67,500,000
2. Edward C. DeFeudis	5,000	150,000	150,000,000
3. Brian Heckathorne	5,000	150,000	150,000,000
4. BBB Group, LLC	5,000	150,000	150,000,000
5. Devin Coughlin	500	15,000	15,000,000
6. 30103 South Lake Falls Lane Trust	2,250	67,500	67,500,000
Total	20,000	600,000	600,000,000

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